UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2016

MetaStat, Inc.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)

000-52735	20-8753132
(Commission File Number)	(IRS Employer Identification No.)

27 Drydock Avenue, 2nd Floor
Boston, MA 02210

(Address of principal executive offices and zip code)

(617) 531-6500

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 29, 2016, MetaStat, Inc. (the “Company” or “MetaStat”) and Celgene Corporation (“Celgene”) entered into an amendment (the “Amendment”) to a previously executed pilot materials transfer agreement (the “Research Agreement”), to conduct a mutually agreed upon pilot research project (the “Pilot Project”). The Amendment provides for milestone payments to the Company of up to $973,482. Under the terms of the Research Agreement, Celgene will provide certain proprietary materials to MetaStat and MetaStat will evaluate Celgene’s proprietary materials in the Company’s metastatic cell line and animal nonclinical models. The milestone schedule calls for Celgene to pay the Company $486,741 upon execution of the Amendment and the balance in accordance with the completion of three (3) milestones to Celgene’s reasonable satisfaction. The term of the Research Agreement is one (1) year, unless extended by the parties. Either party may terminate the Research Agreement with thirty (30) days prior written notice.

The foregoing description of the Research Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Research Agreement filed as Exhibit 10.1 hereto and (ii) the Amendment filed as Exhibit 10.2 hereto.

Item 9.01.  Financial Statement and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1 †	Pilot Materials Transfer Agreement between MetaStat, Inc. and Celgene Corporation dated August 22, 2016.

10.2 †	First Amendment to Pilot Materials Transfer Agreement between MetaStat, Inc. and Celgene Corporation dated September 29, 2016.

† Confidential treatment requested.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METASTAT, INC.

By:	/s/ Douglas A. Hamilton
Name: Douglas A. Hamilton
Title: President and CEO

Dated: October 6, 2016

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